Exhibit 5.1

HUNTON & WILLIAMS LLP
RIVERFRONT PLAZA, EAST TOWER
951 EAST BYRD STREET
RICHMOND, VIRGINIA 23219-4074

TEL     804 • 788 • 8200
FAX     804 • 788 • 8218

File No.     64887.1

November 29, 2004

Board of Trustees
First Potomac Realty Trust
7200 Wisconsin Avenue, Suite 310
Bethesda, Maryland 20814

First Potomac Realty Trust Registration Statement on Form S-3
$300,000,000 of Debt Securities, Preferred Shares and Common Shares

Ladies and Gentlemen:

     We have acted as special counsel to First Potomac Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), filed on the date hereof by the Company under the Securities Act of 1933, as amended (the “1933 Act”), with the Securities and Exchange Commission (the “Commission”), with respect to the issuance and sale of senior and subordinated debt securities of the Company (the “Debt Securities”), common shares of beneficial interest of the Company, $0.001 par value per share (the “Common Shares”), preferred shares of beneficial interest of the Company, $0.001 par value per share, in one or more series (the “Preferred Shares,” and, together with the Debt Securities and the Common Shares, the “Offered Securities”), to be offered from time to time, having an aggregate maximum public offering price not to exceed $300,000,000, as described in the Registration Statement and on terms to be determined at the time of any offering of the Offered Securities.

     In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we have deemed necessary for purposes of the opinions expressed below. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.

     Based upon the foregoing and subject to the other qualifications, assumptions and limitations contained herein, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

Board of Trustees
First Potomac Realty Trust
November 29, 2004

     1. The Company is duly formed and existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland.

     2. When the terms of any Offered Securities have been authorized by appropriate action of the Company, and have been issued and sold as described in the Registration Statement, the Prospectus included therein and any applicable Prospectus Supplement and in accordance with any agreement of sale with respect to the Offered Securities, and, in the case of the Debt Securities, have been duly executed, authenticated and delivered in accordance with the applicable indenture, then the Offered Securities (to the extent consisting of Preferred Shares and/or Common Shares) will be validly issued, fully paid and non-assessable and (to the extent consisting of Debt Securities) will be validly authorized and issued and binding obligations of the Company.

     In expressing the opinions set forth above, we have assumed that (i) the Offered Securities will not be issued in violation of any restriction or limitation contained in the Company’s Amended and Restated Declaration of Trust (the “Declaration of Trust”), and (ii) upon issuance of any Offered Securities (to the extent consisting of Preferred Shares and/or Common Shares), the total number of Common Shares and Preferred Shares issued and outstanding will not exceed the total number of shares that the Company is then authorized to issue under its Declaration of Trust.

     The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or fraudulent conveyances. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Other Matters — Legal” therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.

Board of Trustees
First Potomac Realty Trust
November 29, 2004

     This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton & Williams LLP